UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2026

KESTRA MEDICAL TECHNOLOGIES, LTD.

(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-42549	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3933 Lake Washington Blvd NE Suite 200
Kirkland, Washington		98033
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (425) 279-8002

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $1.00 per share	KMTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2026, Kestra Medical Technologies, Ltd. (the “Company”), its wholly-owned subsidiary, Kestra Medical Technologies, Inc. (the “Borrower”) and other credit parties thereto (collectively with the Borrower and the Company, the “Credit Parties”), entered into a loan agreement (the “Loan Agreement”) with BPCR Limited Partnership and BioPharma Credit Investments V (Master) LP (each, a “Lender”), which are investment funds managed by Pharmakon Advisors, LP, and BioPharma Credit PLC, as collateral agent (the “Collateral Agent”). The Loan Agreement provides for a five-year senior secured term loan facility of up to $200.0 million, divided into four tranches: (i) a committed Tranche A Loan in an aggregate principal amount of $75.0 million (the “Tranche A Loan”) which was funded on July 10, 2026 (the “Tranche A Closing Date”); (ii) a committed Tranche B Loan in an aggregate principal of $25.0 million (the “Tranche B Loan”) which may be requested, subject to certain limited conditions, at the Borrower’s option through July 31, 2027; (iii) a committed Tranche C Loan in an aggregate principal amount of $50.0 million (the “Tranche C Loan”) which is available to the Borrower upon reaching a trailing twelve-month revenue of $150.0 million and which may be requested on or prior to June 30, 2028 and (iv) an uncommitted Tranche D Loan for acquisitions at the Company’s option in aggregate principal amount of $50.0 million (the “Tranche D Loan” and collectively with the Tranche A Loan, the Tranche B Loan, and the Tranche C Loan, the “Term Loans”), subject to certain limited conditions and upon approval of the Lenders, on such date mutually agreed upon between the Lenders and the Borrower.

The Borrower’s net proceeds from the Tranche A Loan were approximately $20.0 million, after deducting estimated debt issuance costs, fees and expenses, and repaying in full the Borrower's obligations under its Prior Loan Agreement with its Prior Lender (each as defined in Item 1.02 below) on July 10, 2026. The remaining proceeds will be used to fund the Company’s general corporate and working capital requirements.

The Term Loans mature on July 10, 2031 (the “Maturity Date”). The Term Loans bear interest as a variable rate per annum equal to a 5.50% plus three-month Secured Overnight Financing Rate (“SOFR”) with a SOFR floor of 3.25%. Interest is due and payable on the last day of each quarter, with payment beginning in the calendar quarter immediately following the Tranche A Closing Date. The Loan Agreement requires the Borrower to pay an amount equal to 1.75% of the Lenders’ total committed amount to fund the Term Loans, payable with respect to each Term Loan on the funding date of such Term Loan. The Term Loans provide for 48 months of interest-only payments and amortize in four equal quarterly installments beginning in the second fiscal quarter of 2030 and continuing through the Maturity Date. The Term Loans may be voluntarily prepaid in whole (but not in part), and are subject to make-whole, prepayment premium and exit fees, and must be prepaid upon a Change in Control (as defined in the Loan Agreement).

Pursuant to the Guaranty and Security Agreement, Irish Debenture and the Irish Share Charge, the Credit Parties granted the Collateral Agent a security interest in substantially all of the Company and its subsidiaries’ assets and property, including intellectual property, to secure the payment of all amounts owed to Lenders under the Loan Agreement.

The Loan Agreement contains customary affirmative covenants including, without limitation, information delivery requirements, obligations to maintain insurance, preservation of intellectual property and regulatory approvals, and compliance with applicable laws. The Loan Agreement also contains customary restrictive covenants, including, without limitation, limitations on the incurrence of additional indebtedness, limitations on the incurrence of liens, restrictions on the payment of dividends and other restricted payments, and restrictions on mergers and similar transactions. The Borrower is required to maintain a minimum liquidity of at least $20.0 million in cash and cash equivalents at all times. The Loan Agreement also contains customary representation and warranties and other customary provisions, such as confidentiality obligations and indemnification rights for the benefit of the Lenders.

The foregoing summary of the terms of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the actual text of the Loan Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the period ending on April 30, 2026.

Item 1.02 Termination of a Material Definitive Agreement.

On September 29, 2023, the Borrower, the Company and the other credit parties thereto entered into that certain loan agreement (as amended and restated, the “Prior Loan Agreement”) with Perceptive Credit Holdings IV, LP (the “Prior Lender”). In connection with the entry into the Loan Agreement on July 10, 2026, the Prior Loan Agreement and the other loan documents associated therewith were terminated, the payment and other obligations of the Borrower under the Prior Loan Agreement were paid in full and discharged, and Prior Lender’s security interests in the Company’s assets and property were released.

Item 2.02 Results of Operations and Financial Condition.

On July 14, 2026, the Company issued a press release announcing its financial results for the fiscal quarter ended April 30, 2026. A copy of the press release, dated July 14, 2026, is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing information in this Item 2.02 (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release of Kestra Medical Technologies, Ltd., dated July 14, 2026
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kestra Medical Technologies, Ltd.

Date: July 14, 2026	By:	/s/ Brian Webster
	Name:	Brian Webster
	Title:	President and Chief Executive Officer